Exhibit 99.1

ATEC Announces Preliminary First Quarter 2021 Revenue Results

and Provides Corporate Updates

First quarter 2021 U.S. revenue grows approximately 50% compared to last year

Full year 2021 U.S. revenue growth now expected to exceed 30%

Tender offer for EOS imaging cleared by French regulatory authority

J. Todd Koning appointed Chief Financial Officer

CARLSBAD, Calif., April 8, 2021 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, announced today preliminary revenue results for the first quarter ended March 31, 2021.  The Company confirmed that the Autorité des marchés financiers (AMF), France’s financial markets regulator, cleared ATEC’s public tender offer for EOS imaging S.A. (EOS), allowing the Company to commence purchase of EOS’ outstanding share capital and voting rights. The Company also announced the appointment of J. Todd Koning to the role of Chief Financial Officer.  Mr. Koning succeeds Jeffrey Black, who has resigned as CFO, effective April 18, 2021, to pursue interests outside of spine, but will remain with the Company in a transition capacity through April 30, 2021.

Preliminary First Quarter 2021 Revenue

Quarter Ended March 31, 2021 Preliminary
Total Revenue	$43.7 million to $44.1 million
U.S. Revenue	$43.3 million to $43.7 million

“Surgeon enthusiasm for the clinical sophistication we are demonstrating and our revitalized ATEC sales force continues to fuel strong revenue growth,” said Pat Miles, Chairman and Chief Executive Officer. “We are creating tremendous momentum with market-shaping procedures like PTP, and are enjoying expanded adoption across our increasingly comprehensive and distinctive portfolio. At ATEC, we know our business is in the operating room and our success is directly correlated to our ability to improve spine surgery. Focused execution against that commitment drove strong first quarter results and gives us confidence that 2021 U.S. revenue growth will exceed 30%.  This marks a solid start to another exciting year as we continue to raise the standard in spine.”

The preliminary financial results announced today are based on the Company’s current expectations and may be adjusted as a result of, among other things, completion of customary quarter-end close review procedures and further financial review. The Company expects to announce first quarter financial and operating results on May 6, 2021, after the market close.

Clearance and Commencement of EOS imaging Tender Offer

On March 30, 2021, the AMF cleared the Company’s tender offer for EOS. As a result, on April 1, 2021, ATEC commenced its public offer to purchase for cash all EOS issued and outstanding ordinary shares and all outstanding convertible bonds for a total purchase price of approximately $117 million. As previously disclosed by the Company, the offer will remain open for an initial acceptance period of 25 Euronext Paris trading days and, subject to the satisfaction or waiver of certain tender conditions, the initial tender may be followed by a reopened tender offer for a period of 10 additional Euronext Paris trading days. If ATEC owns 90% or more of EOS’ share capital and voting rights following the close of either offer period, the Company will squeeze-out any remaining, non-tendered EOS shares, according to French law and regulation.

Leadership Transition

Mr. Koning, who will join the Company on April 19, 2021, brings over 20 years of focused medical device finance, accounting and international experience.  His ATEC appointment follows three years with Masimo Corporation, where he most recently served as Senior Vice President of Finance and Chief Accounting Officer, responsible for corporate planning and analysis, global accounting, SEC reporting, financial systems, and investor outreach.  Prior to his role at Masimo, Mr. Koning served for two years as Vice President of Finance at NuVasive, where he spent the majority of his tenure abroad as the Vice President of International Finance, then partnered with the head of Global Commercial to lead the ~$1B global commercial organization. Previously, Mr. Koning was Vice President of Finance at Ellipse Technologies, which was acquired by NuVasive in 2016.  He also held various domestic and international finance and accounting leadership roles at Boston Scientific and Guidant.

“I am thrilled to welcome Todd to the ATEC Family,” said Miles.  "He brings a wealth of med device experience, operational expertise, and international finance know-how that will be invaluable as ATEC evolves from a turnaround story into a global spine market share taker. Many of us worked with Todd in the past and we are eager to again leverage his prowess.  We are grateful for Jeff’s contributions during his four years with the Company. He was instrumental in transforming the Company’s balance sheet and institutionalizing the shareholder base, enabling ATEC's ascent from a microcap stock to a billion-dollar enterprise.  Given the strong foundation Jeff has established, we anticipate a seamless transition, and wish him the very best in his future pursuits.”

Quentin Blackford, Chairman of ATEC's Finance Committee, added, “I had the pleasure of working closely with Todd during our shared tenure at NuVasive. His track record of successfully building global organizations in rapid-growth environments will add considerable value to ATEC’s finance and accounting expertise as its business continues to expand. He is a trusted, accomplished leader who shares ATEC’s values of GRIT, integrity and accountability. He will be a great fit within the Company’s high-performance culture and I am excited about his prospective influence.”

Inducement Award

As an inducement to entering into employment with the Company and in accordance with NASDAQ Listing Rule 5635(c)(4), effective as of April 19, 2021, the Compensation Committee of the Board of Directors has approved an inducement award to Mr. Koning of restricted stock units (RSUs) under the Company’s 2016 Employment Inducement Award Plan as follows:  150,000 RSUs of the Company’s common stock to vest in four equal annual installments on each of the first four anniversaries of date of employment; 40,000 RSUs of the Company’s common stock to vest in three equal annual installments on each of the first three anniversaries of February 18, 2021; and 10,000 Performance RSUs of the Company’s common stock to vest in three equal annual installments on each of the first three anniversaries of February 18,

2021, with such Performance RSUs leveraging from 0% to 500%, based on certain pre-defined metrics set by the Compensation Committee of the Board.  Each of the foregoing inducement awards are conditioned upon Mr. Koning remaining continuously employed by the Company as of each such vesting date.  In addition, the RSUs will vest fully upon a change of control.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc. (ATEC), through its wholly owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the SafeOp Neural InformatiX System to safely and reproducibly treat spine’s various pathologies and achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include references to the Company’s expectations with respect to future revenue and growth, and when and whether the anticipated acquisition of EOS imaging, S.A. ultimately will close and the potential benefits and synergies thereof. Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products in the pipeline; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; the Company’s ability to compete with other products and emerging new technologies; product liability exposure; patent infringement claims; changes to our financial results for the quarter ended March 31, 2021 due to the completion of financial closing procedures; uncertainties and risks related to the proposed tender offer EOS Imaging, S.A.; and the impact of the COVID-19 on our business and the economy. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

Jeff Black

Chief Financial Officer

investorrelations@atecspine.com